EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Pentacon, Inc. 1998 Stock Option Plan of our reports dated October 16, 1997 with respect to the financial statements of Pentacon, Inc., dated November 21, 1997 (except for Note 3, as to which the date is November 26, 1997), with respect to the financial statements of Alatec Products, Inc., dated November 7, 1997, with respect to the financial statements of AXS Solutions, Inc., dated October 15, 1997, with respect to the financial statements of Maumee Industries, Inc., and dated October 20, 1997, with respect to the financial statements of Sales Systems, Limited included in the Pentacon, Inc. Registration Statement (No. 333-41383) on Form S-1 and related Prospectus dated March 9, 1998, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP


          Houston, Texas
          March30, 1998